                                                                     EXHIBIT (n)

                    AMENDED AND RESTATED MULTIPLE CLASS PLAN
                                       OF
                      AMERICAN CENTURY CALIFORNIA TAX-FREE
                               AND MUNICIPAL FUNDS

     WHEREAS,  the  above-named   corporation  (the  "Issuer")  is  an  open-end
management  investment  company  registered under the Investment  Company Act of
1940, as amended (the "1940 Act");

     WHEREAS,  the common stock of the Issuer is currently  allocated to various classes of separate series of shares;

     WHEREAS,  Rule 18f-3 requires that the Board of Trustees of the Issuer (the
"Board"),  adopt a written plan (a "Multiple  Class Plan") setting forth (1) the specific arrangement for shareholder services and the distribution of securities for each  class,  (2) the  allocation  of expenses  for each class,  and (3) any related conversion features or exchange privileges;

     WHEREAS,  the Issuer has offered  multiple classes of certain series of the
Issuer's  shares  pursuant  to Rule  18f-3  under  the 1940 Act  since the Board initially adopted the original Multiple Class Plan;

     WHEREAS,  the Board,  including  a majority of those  Trustees  who are not
"interested  persons" as defined in the 1940 Act ("Independent  Trustees"),  has determined  that this Amended and Restated  Multiple  Class Plan (this  "Plan"), adopted  pursuant to Rule 18f-3 under the 1940 Act, is in the best  interests of the shareholders of each class individually and the Issuer as a whole;

     NOW,  THEREFORE,  the  Issuer  hereby  adopts,  on  behalf of the Funds (as defined in SECTION 2A below), this Plan, in accordance with Rule 18f-3 under the
1940 Act on the following terms and conditions:

SECTION 1.        ESTABLISHMENT OF PLAN

As required by Rule 18f-3 under the 1940 Act,  this Plan  describes the multiple class system for certain series of shares of the Issuer,  including the separate class arrangements for shareholder  services and/or  distribution of shares, the method for allocating expenses to classes and any related conversion features or exchange privileges  applicable to the classes.  Upon the initial effective date of this  Plan,  the  Issuer  elects to offer  multiple  classes of shares of its capital stock, as described herein, pursuant to Rule 18f-3 and this Plan.

SECTION 2.        FEATURES OF THE CLASSES

a.   DIVISION INTO CLASSES.  Each series of shares of the Issuers  identified in
     SCHEDULE  A  attached  hereto,  and each  series of  shares  of any  Issuer subsequently added to this Plan (collectively,  the "Funds"), may offer one or more of the following classes of shares:

     Investor  Class,  Institutional  Class,  Advisor Class, A Class, B Class, C
     Class  and R Class.  The  classes  that each  Fund is  authorized  to issue pursuant  to this Plan are set forth in SCHEDULE A. Shares of each class of a Fund  shall  represent  an equal  pro rata  interest  in such  Fund,  and generally,  shall have identical  voting,  dividend,  liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, and terms and  conditions,  except that each class of shares shall:  (A) have a different  designation;  (B) bear any Class Expenses, as defined in SECTION
     3D(3) below;  (C) have exclusive  voting rights on any matter  submitted to shareholders that relates solely to its service  arrangement;  and (D) have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class.

b.   MANAGEMENT FEES.

     (1)  INVESTOR  CLASS  UNIFIED  FEE.  The Issuer is a party to a  management
     agreement  (the  "Management   Agreement")  with  either  American  Century
     Investment   Management,   Inc.  or  American  Century  Global   Investment
     Management,  Inc., each a registered  investment  adviser (each referred to herein as the  "Advisor",  as  applicable),  or both for the  provision  of investment  advisory  and  management  services in  exchange  for a single, unified  fee,  as set forth on  SCHEDULE A and as  described  in the Fund's current Investor Class prospectus or prospectus supplement.

     (2) INSTITUTIONAL  CLASS UNIFIED FEE. For each Fund listed on SCHEDULE A as being  authorized  to issue  Institutional  Class  shares,  the  Management
     Agreement  provides  for a  unified  fee of 20 basis  points  less than the existing unified fee in place for the corresponding  Investor Class of such
     Fund,  as described in the Fund's  current  Investor  Class  prospectus  or prospectus  supplement.  Institutional  Class shares are available to large institutional  shareholders,  such as corporations and retirement plans and other pooled  accounts that meet certain  investment  minimums  established from  time to time  by the  Advisor.  Institutional  Class  shares  are not eligible for purchase by insurance  companies,  except in connection with a product for defined benefit plans not involving a group annuity contract.

     (3) ADVISOR  CLASS UNIFIED FEE. For each Fund listed on SCHEDULE A as being authorized to issue Advisor Class shares, the Management Agreement provides for a  unified  fee  equal to the  existing  unified  fee in place  for the corresponding  Investor  Class of such  Fund,  as  described  in the Fund's current  Investor Class  prospectus or prospectus  supplement.  The Advisor
     Class  is  intended  to be  sold  to  employer-sponsored  retirement  plans
     (including    participant    directed    plans),    insurance    companies,
     broker-dealers, banks and other financial intermediaries.

     (4) A CLASS  UNIFIED  FEE.  For each  Fund  listed on  SCHEDULE  A as being authorized to issue A Class shares, the Management Agreement provides for a
     unified  fee  equal  to  the   existing   unified  fee  in  place  for  the
     corresponding  Investor  Class of such  Fund,  as  described  in the Fund's current Investor Class prospectus or prospectus supplement.  The A Class is intended  to be  sold  to  and  through  broker-dealers,  banks  and  other financial intermediaries.

     (5) B CLASS  UNIFIED  FEE.  For each  Fund  listed on  SCHEDULE  A as being authorized to issue B Class shares, the Management Agreement provides for a unified  fee  equal  to  the

     existing unified fee in place for the corresponding  Investor Class of such
     Fund,  as described in the Fund's  current  Investor  Class  prospectus  or prospectus  supplement.  The B Class is  intended to be sold to and through broker-dealers, banks and other financial intermediaries.

     (6) C CLASS  UNIFIED  FEE.  For each  Fund  listed on  SCHEDULE  A as being authorized to issue C Class shares, the Management Agreement provides for a
     unified  fee  equal  to  the   existing   unified  fee  in  place  for  the
     corresponding  Investor  Class of such  Fund,  as  described  in the Fund's current Investor Class prospectus or prospectus supplement.  The C Class is intended  to be  sold  to  and  through  broker-dealers,  banks  and  other financial intermediaries.

     (7) R CLASS  UNIFIED  FEE.  For each  Fund  listed on  SCHEDULE  A as being authorized to issue R Class shares, the Management Agreement provides for a
     unified  fee  equal  to  the   existing   unified  fee  in  place  for  the
     corresponding  Investor  Class of such  Fund,  as  described  in the Fund's current Investor Class prospectus or prospectus supplement.  The R Class is intended  to be  sold to  employer-sponsored  retirement  plans  (including participant directed plans), insurance companies, broker-dealers, banks and other financial intermediaries.

c.   SHAREHOLDER SERVICES AND DISTRIBUTION SERVICES.

     (1) ADVISOR  CLASS  DISTRIBUTION  PLAN.  If and when adopted by the Issuer, shares of the  Advisor  Class of each Fund will be  offered  subject  to an
     Advisor Class Master Distribution and Shareholder Services Plan pursuant to
     Rule 12b-1 under the 1940 Act (the  "Advisor  Class  Plan").  Advisor Class
     shares of each Fund shall pay the  Advisor,  as paying  agent for the Fund, for the  expenses  of  individual  shareholder  services  and  distribution expenses  incurred in connection with providing such services for shares of the Fund,  as provided in the Advisor  Class Plan,  at an aggregate  annual rate of .25% of the average daily net assets of such class.

     (2) A CLASS  DISTRIBUTION  PLAN.  Shares  of the A Class  of each  Fund are
     offered  subject  to  an  A  Class  Master   Distribution   and  Individual
     Shareholder Services Plan pursuant to Rule 12b-1 under the 1940 Act (the "A
     Class  Plan")  adopted by the Issuer  effective  September 3, 2002. A Class shares of each Fund shall pay the  Advisor,  as paying  agent for the Fund, for the  expenses  of  individual  shareholder  services  and  distribution expenses  incurred in connection with providing such services for shares of the Fund, as provided in the A Class Plan,  at an aggregate  annual rate of
     .25% of the average daily net assets of such class.

     (3) B CLASS  DISTRIBUTION  PLAN.  Shares  of the B Class  of each  Fund are offered subject to a B Class Master Distribution and Individual Shareholder
     Services  Plan  pursuant  to Rule  12b-1  under  the 1940 Act (the "B Class
     Plan") adopted by the Issuer effective September 3, 2002. B Class shares of each Fund  shall pay the  Advisor,  as paying  agent for the Fund,  for the expenses of  individual  shareholder  services  and  distribution  expenses incurred in connection with providing such services for shares of the Fund, as provided in the B Class Plan,  at an  aggregate  annual rate of 1.00% of the average daily net assets of such class (.75% for distribution  expenses and .25% for individual shareholder services).

     (4) C CLASS  DISTRIBUTION  PLAN.  Shares  of the C Class  of each  Fund are offered subject to a C Class Master Distribution and Individual Shareholder
     Services  Plan  pursuant  to Rule

     12b-1  under  the  1940  Act (the "C Class  Plan")  adopted  by the  Issuer effective  May 1, 2001.  C Class shares of each Fund shall pay the Advisor, as paying agent for the Fund,  for the expenses of  individual  shareholder services and  distribution  expenses  incurred in connection with providing such  services for shares of the Fund,  as provided in the C Class Plan, at an  aggregate  annual rate for all funds of 1.00% of the average  daily net assets  of  such  class  (.75%  for  distribution  expenses  and  .25%  for individual shareholder services).

     (5) R CLASS DISTRIBUTION PLAN. If and when adopted by the Issuer, shares of the R Class of each  Fund  will be  offered  subject  to an R Class  Master
     Distribution  and  Individual  Shareholder  Services  Plan pursuant to Rule
     12b-1 under the 1940 Act (the "R Class Plan").  R Class shares of each Fund shall pay the Advisor,  as paying  agent for the Fund,  for the expenses of individual  shareholder  services  and  distribution  expenses  incurred in connection with providing such services for shares of the Fund, as provided in the R Class  Plan,  at an  aggregate  annual rate of .50% of the average daily net assets of such class.

     (6) DEFINITION OF SERVICES.  Under the Advisor,  A, B, C and R Class Plans,
     "distribution  expenses" include, but are not limited to, expenses incurred in connection with (A) payment of sales commission, ongoing commissions and other payments to brokers,  dealers,  financial  institutions or others who sell  shares of the  relevant  class  pursuant to Selling  Agreements;  (B)
     compensation   to  employees  of  Distributor  who  engage  in  or  support distribution of the shares of the relevant class;  (C) compensation to, and expenses (including  overhead and telephone expenses) of, Distributor;  (D)
     the printing of  prospectuses,  statements  of additional  information  and reports for other than existing shareholders; (E) the preparation, printing and distribution of sales literature and advertising  materials provided to the Funds'  shareholders  and prospective  shareholders;  (F) receiving and
     answering   correspondence   from   prospective   shareholders,   including
     distributing  prospectuses,   statements  of  additional  information,  and
     shareholder  reports;  (G) the provision of facilities to answer  questions from  prospective  investors about Fund shares;  (H) complying with federal and  state  securities  laws  pertaining  to the sale of Fund  shares;  (I)
     assisting investors in completing  application forms and selecting dividend and other account options; (J) the provision of other reasonable assistance in connection with the distribution of Fund shares;  (K) the organizing and conducting  of sales  seminars  and  payments in the form of  transactional compensation or promotional  incentives;  (L) profit on the foregoing;  (M)
     the payment of "service  fees", as contemplated by the Conduct Rules of the
     National Association of Securities Dealers; and (N) such other distribution and services  activities  as the Issuer  determines  may be paid for by the
     Issuer  pursuant to the terms of this Agreement and in accordance with Rule
     12b-1 of the 1940 Act.

     "Individual  shareholder services" may include, but are not limited to: (A)
     individualized and customized  investment advisory services,  including the consideration of shareholder  profiles and specific goals; (B) the creation of investment models and asset allocation models for use by the shareholder in selecting  appropriate Funds; (C) proprietary  research about investment choices and the market in general;  (D) periodic rebalancing of shareholder accounts to ensure  compliance  with the  selected  asset  allocation;  (E)
     consolidation  of  shareholder   accounts  in  one  place;  and  (F)  other
     individual services.

d.   ADDITIONAL FEATURES.

     (1) FRONT-END  LOADS. A Class shares shall be subject to a front-end  sales charge in the circumstances and pursuant to the schedules set forth in each
     Fund's then-current prospectus.

     (2) CONTINGENT  DEFERRED  SALES CHARGES.  A, B, and C Class shares shall be subject to a  contingent  deferred  sales charge in the  circumstances  and pursuant  to the  schedules  as  set  forth  in  each  Fund's  then-current prospectus.

     (3) B CLASS  CONVERSION.  B Class  shares will  automatically  convert to A
     Class  shares  of the same Fund at the end of a  specified  number of years after the initial  purchase date of the B Class shares,  in accordance with the provisions set forth in each Fund's then-current prospectus.

SECTION 3.        ALLOCATION OF INCOME AND EXPENSES

a.   DAILY DIVIDEND FUNDS.  Funds that declare  distributions  of net investment income  daily to maintain  the same net asset value per share in each class
     ("Daily  Dividend  Funds") will allocate  gross income and expenses  (other than  Class  Expenses,  as  defined  below)  to each  class on the basis of
     "relative net assets  (settled  shares)".  Realized and unrealized  capital gains and losses will be  allocated  to each class on the basis of relative net assets.  "Relative net assets (settled shares)," for this purpose,  are
     net  assets  valued  in  accordance  with  generally  accepted   accounting
     principles but excluding the value of subscriptions receivable, in relation to the net assets of the particular Daily Dividend Fund.  Expenses to be so allocated include Issuer Expenses and Fund Expenses, each as defined below.

b.   NON-DAILY DIVIDEND FUNDS. The gross income, realized and unrealized capital gains and losses and  expenses  (other than Class  Expenses)  of each Fund, other than the Daily  Dividend  Funds,  shall be allocated to each class on the basis of its net asset  value  relative  to the net asset  value of the
     Fund.  Expenses to be so allocated  also include  Issuer  Expenses and Fund
     Expenses.

c.   APPORTIONMENT OF CERTAIN EXPENSES.  Expenses of a Fund shall be apportioned to each class of shares depending on the nature of the expense item. Issuer
     Expenses and Fund  Expenses  will be allocated  among the classes of shares pro rata based on their  relative  net asset  values in relation to the net asset value of all outstanding shares in the Fund.  Approved Class Expenses shall be allocated to the particular class to which they are  attributable.
     In addition,  certain expenses may be allocated differently if their method of imposition changes. Thus, if a Class Expense can no longer be attributed to a class, it shall be charged to a Fund for allocation among classes,  as determined by the Advisor.

d.   DEFINITIONS.

     (1) ISSUER EXPENSES.  "Issuer Expenses" include expenses of the Issuer that are not  attributable  to a  particular  Fund or  class  of a Fund.  Issuer
     Expenses include fees and expenses of those Independent Trustees, including counsel  fees  for the  Independent

     Trustees,  and  certain  extraordinary  expenses of the Issuer that are not attributable to a particular Fund or class of a Fund.

     (2) FUND EXPENSES.  "Fund Expenses" include expenses of the Issuer that are attributable to a particular fund but are not  attributable to a particular class of the Fund. Fund Expenses include (i) interest expenses, (ii) taxes,
     (iii) brokerage expenses, and (iv) certain extraordinary expenses of a Fund that are not attributable to a particular class of a Fund.

     (3) CLASS EXPENSES.  "Class Expenses" are expenses that are attributable to a  particular  class of a Fund and  shall be  limited  to:  (i)  applicable unified  fee;  (ii)  payments  made  pursuant  to the  12b-1  Plan  of each applicable Class; and (iii) certain extraordinary  expenses of an Issuer or
     Fund that are attributable to a particular class of a Fund.

     (4) EXTRAORDINARY EXPENSES.  "Extraordinary expenses" shall be allocated as an Issuer  Expense,  a Fund  Expense or a Class  Expense in such manner and utilizing such methodology as the Advisor shall reasonably determine, which determination shall be subject to ratification or approval of the Board and shall be consistent with applicable legal principles and requirements under the 1940 Act and the Internal  Revenue Code, as amended.  The Advisor shall report to the Board quarterly regarding those  extraordinary  expenses that have  been  allocated  as Class  Expenses.  Any such  allocations  shall be reviewed by, and subject to the approval of, the Board.

SECTION 4.        EXCHANGE PRIVILEGES

Subject to the restrictions and conditions set forth in the Funds' prospectuses, shareholders  may (i)  exchange  shares of one class of a Fund for shares of the same class of another Fund,  (ii) exchange  Investor  Class shares for shares of any fund within the American  Century  family of funds that only offers a single class of shares (a "Single Class Fund"), and (iii) exchange shares of any Single
Class Fund for Investor  Class shares of another Fund,  provided that the amount to be exchanged meets the applicable  minimum  investment  requirements  and the
shares  to  be  acquired  in  the  exchange  are   qualified  for  sale  in  the
stockholder's state of residence.

SECTION 5.        CONVERSION FEATURES

Conversions  from one class of a Fund's  shares into another class of shares are not permitted; PROVIDED, HOWEVER, that if a shareholder of a particular class is no longer  eligible  to own  shares of that  class,  upon  prior  notice to such shareholder,  those  shares will be  converted to shares of the same Fund but of another class in which such shareholder is eligible to invest.  Similarly,  if a shareholder becomes eligible to invest in shares of another class that has lower expenses than the class in which such shareholder is invested,  such shareholder may be  eligible  to convert  into shares of the same Fund but of the class with the lower expenses.

SECTION 6.        QUARTERLY AND ANNUAL REPORTS

The Board shall receive  quarterly and annual  reports  concerning all allocated
Class  Expenses and  distribution  and  servicing  expenditures  complying  with paragraph  (b)(3)(ii) of Rule 12b-1,  as it may be amended from time to time. In the reports, only expenditures properly attributable to the sale or servicing  of a  particular  class  of  shares  will  be  used  to  justify  any distribution  or  servicing  fee  or  other  expenses  charged  to  that  class.
Expenditures  not related to the sale or servicing  of a particular  class shall not be presented to the Board to justify any fee attributable to that class. The reports,  including the allocations upon which they are based,  shall be subject to the review and approval of the Independent Trustees of the Issuer who have no direct or  indirect  financial  interest  in the  operation  of this Plan in the exercise of their fiduciary duties.

SECTION 7.        WAIVER OR REIMBURSEMENT OF EXPENSES

Expenses  may be waived or  reimbursed  by any  adviser  to the  Issuer,  by the
Issuer's  underwriter or by any other provider of services to the Issuer without the prior  approval of the Board,  provided that the fee is waived or reimbursed to all shares of a particular Fund in proportion to their relative average daily net asset values.

SECTION 8.        EFFECTIVENESS OF PLAN

Upon  receipt of  approval  by votes of a majority of both (a) the Board and (b)
the Independent Trustees, this Plan shall become effective September 4, 2007.

SECTION 9.        MATERIAL MODIFICATIONS

This  Plan may not be  amended  to  modify  materially  its  terms  unless  such amendment  is approved a majority of both (a) the Board and (b) the  Independent
Trustees;  PROVIDED;  HOWEVER;  that a new Fund may be added by the Issuer  upon approval by that Issuer's Board by executing a new Schedule A to this Plan.

     IN WITNESS  WHEREOF,  the Issuer has adopted this Multiple Class Plan as of
September 4, 2007.

                                      AMERICAN  CENTURY  CALIFORNIA TAX-FREE AND
                                       MUNICIPAL FUNDS

                                      By: /s/  Charles A. Etherington
                                          --------------------------------------
                                          Charles A. Etherington
                                          Senior Vice President

                                   SCHEDULE A

                     SERIES COVERED BY THIS MULTICLASS PLAN

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                                                       INSTITU-
                                            INVESTOR    TIONAL     ADVISOR     A        B        C        R
                                             CLASS       CLASS      CLASS    CLASS    CLASS    CLASS    CLASS
---------------------------------------------------------------------------------------------------------------
AMERICAN CENTURY CALIFORNIA TAX-FREE
    AND MUNICIPAL FUNDS

>>  California High-Yield Municipal Fund    Yes         No          No        Yes      Yes      Yes       No
>>  California Tax-Free Money Market Fund   Yes         No          No        No        No       No       No
>>  California Tax-Free Bond Fund           Yes         No          No        No        No       No       No
>>  California Long-Term Tax-Free Fund      Yes         No          No        Yes      Yes      Yes       No
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